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                                                            Lease - EXHIBIT 10.4

                           COMMONWEALTH OF VIRGINIA
                           Alleghany Health District
                         Roanoke City Health District

Serving the People of:
Alleghany County
Botetourt County                March 6, 2000            Reply to:
Craig County                                             515 Eighth Street, Sw
Roanoke County                                           Roanoke, VA 24016
City of Clifton Forge                             Phone: (540) 857-7600 Ext. 274
City of Covington                                        FAX: (540) 857-6987
City of Roanoke
City of Salem



Clark Owen, Jr., President
Salem Bank & Trust
220 E. Main Street
Salem, VA 24153

Dear Mr. Owen:
This is to confirm our telephone call of this date concerning the renewal of our lease in the Olde Newberry Building.

Paragraph 10. of our lease provides that "... at the end of the initial term, this lease shall automatically renew and continue in full force and effect from year to year......".

It is our proposal and you agree that we allow this lease to continue for the period July 1, 2000 to June 30, 2001 under the same terms and conditions.

Sincerely yours,

Milton Carter
Business Manager

                                 DEED OF LEASE

     This DEED OF LEASE, is made this lst day of July 1995 by and between Salem
                                      ---        ----                     -----
Bank and Trust (The "Lessor) and the COMMONWEALTH OF VIRGINIA, by the VIRGINIA
--------------
DEPARTMENT OF HEALTH (the"Lessee") with approval of the Governor pursuant to
(S)2.1-504.2 of the Code of Virginia (1950), as amended.

                                  WITNESSETH

     For and in consideration of the terms, conditions, covenants, promises and agreements herein made, Lessor hereby leases and demises unto Lessee the following described real property (the "demised premises"): (Include parking facilities and number of parking spaces, it any, and rentable square footage or, acreage.)

     7025 square feet of office and clinic space on the lower level of the Olde Newberry Building located at 110 E. Main Street, Salem, Virginia and twenty (20) parking spaces at the location. This lease is subject to a rental amount of $37,806/annum for a period of five (5) years.


1. INITIAL TERM OF LEASE: The demised premises are leased to Lessee for a period of Five (5) (years), beginning on the lst day of July, 1995 and
          --------                           ---        ------  --
terminating on the 30 day of June, 2000(the 'initial term").
                   --        ----- ----

2.   RENT: Lessee covenants to pay Lessor the sum of one hundred eighty nine
                                                     -----------------------
thousand and thirty Dollars ($189,030) as rent for the initial term which amount
-------------------
shall be paid in installments of nine thousand four hundred fifty one and fifty
                                 ----------------------------------------------
cents dollars ($9,451.50) due and payable in arrears at the end of each quarter
-----         -----------                                               -------
(month/quarter).

Rent shall be made payable to Salem Bank and Trust and mailed to  Salem Bank and
                              ---------------------               --------------
Trust at 220 E. Main Street, Salem 24153 or to such other party and such other
-----    -------------------------------
place as Lessor may from time to time designate in writing as provided herein.

3.   PURPOSE AND USE OF DEMISED PREMISES:

     The demised premises are leased to be used and occupied by the VIRGINIA DEPARTMENT OF HEALTH, a department, agency or institution of the Commonwealth of Virginia (the 'leasing agency"), and its agents and employees, for such purposes and uses as it may now or hereafter be empowered by law to use same.

4.   ACCESSIBILITY BY THE HANDICAPPED

     (A)  Prior to commencement of the initial term and delivery of possession,
                   ------------
          Lessor shall certify to Lessee in writing that the demised premises complies. with minimum requirements of the Americans with Disabilities Act of 1990 (the "ADA"). In the event the demised premises is not required to comply with the ADA., Lessor shall certify to Lessee in writing that the demised premises complies with minimum requirements of the Virginia Uniform Statewide Building Code pertaining to access by disabled persons. As hereinafter used, the term "the standards" shall mean and incorporate those standards approved by the United State Department of Justice for meeting the minimum requirements of the Americans with Disabilities Act of 1990 or, if applicable, those standards issued or promulgated by the American National Standards Institute, entitled 'American National Standard Specifications for Making Buildings and Facilities Accessible to and Usable by Physically Handicapped People', ANSI-A117.1-1980, and the term 'accessible" shall mean accessible to disabled individuals in accordance with the ADA. The minimum Virginia Uniform Statewide Building Code requirements are:
              -------

     (1) If public or private parking is provided, at least one accessible parking space shall be provided as close as possible to an accessible route to the primary building entrance.

     (2) Walks used as accessible routes to the building shall comply with the standards.

     (3) An accessible primary entrance to the building shall be at grade or ramped to grade in accordance with the standards.
          ------

     (4) An accessible entrance to the building shall comply with the standards.

     (5) At least one accessible route (corridors and doors) to the demised premises shall comply with the standards.

     (6) If support areas within the building (e.g., lunch rooms, cafeteria, etc.) are used by Lessee, its employees or the public, such areas shall be accessible.

     (7) If Lessee occupies floors others than the main floor of access to the building, at least one accessible elevator shall be provided.

     (8) Accessible public rest rooms for each sex shall be provided, preferably on all floors. As a minimum, accessible rest rooms shall be provided on the ground floor or the floor occupied by Lessee if the building is four stories or less in height. If Lessee occupies an area above the fourth floor, accessible public rest rooms for each sex shall be provided on the floor occupied by Lessee. If Lessee occupies more than one floor, at lease one accessible public rest room for each sex shall be provided on at least every fourth floor occupied by Lessee.

     (9) All corridors, doors and spaces in or about the demised premises and used by the public or employees of Lessee shall be accessible.

     (10) Directional signs complying with the standards shall be provided directing the public to the demised premises occupied by Lessee.

     (11) Where the foregoing standards for accessibility by the disabled conflict with or are superseded by state, federal or local laws, ordinances, rules, or regulations setting forth standards for access by the disabled, the more favorable standards for accessibility by the disabled shall govern.

5.   DELIVERY OF POSSESSION:

     (A) Lessor covenants to deliver quiet possession of the demised premises at the commencement of the initial term.

     (B) Lessor covenants to deliver the demised premises to Lessee at the commencement of the initial term in good repair and condition, suitable to the purpose and use for which the demised premises are leased. Lessor warrants that all plumbing, heating, air conditioning, electrical and mechanical devices and appliances of every kind or nature located upon or serving the demised premises shall be in good repair, condition and working order as of the commencement of the initial term.

     (C) Lessor covenants that the demised premises and the building of which the demised premises forms a part have been inspected by an Asbestos Inspector licensed by the Virginia Department of Professional and Occupational Regulations and the building is free of friable asbestos that is not managed under a management plan prepared by an Asbestos Management Planner licensed by the Virginia Department of Professional and Occupational Regulation.

     (D) Prior to occupancy by Lessee, Lessor shall complete to the satisfaction of Lessee the interior finish of the demised premises, including installation of any equipment, Fixtures and furnishings, in compliance with the Lessor's work letter attached hereto as Exhibit ________.

6.   MAINTENANCE:

     (A) Lessor covenants to keep, repair and Maintain, at Lessor's expense, the demised premises and all plumbing, heating, air conditioning, electrical and mechanical devices, appliances and equipment of every kind or nature affixed to or serving the demised premises in good repair, condition and working order,. suitable to the purpose and use for which Lessee has leased same, during the initial term and any renewal terms and, if necessary, shall make such alterations, additions and /or modifications of the demised premises and all equipment, electrical and mechanical devices and appliances thereon or serving same so as to comply -at all times with all applicable federal, State and local laws, ordinances, rules and regulations pertaining to health, safety, fire and public welfare. As used herein, the word 'repair" shall be deemed to include replacement of broken or cracked glass.

     (B) If Lessor fails to keep, repair and maintain the demised premises and all plumbing, heating, air conditioning, electrical and mechanical devices, appliances and equipment of every kind or nature affixed to or serving the demised premises in good repair, condition and working order as provided in sub-paragraph 6(A), then Lessee, at its option, may either (a) immediately terminate this lease and all obligations hereunder, or (b) proceed to make, or cause to be made, such upkeep, repair and/or maintenance, at Lessor's expense, so as to render the demised premises suitable for the purpose and use for which same are leased, in which event, Lessee may deduct the cost of same from future rent installments as they become due and/or may collect such cost from Lessor in any manner provided by law.

     (C) Lessor covenants to keep and maintain the demised premises and the building of which the demised premises forms a part free of friable asbestos and any other adverse environmental condition which is deemed hazardous- to the health or safety of persons entering the building. Lessor covenants to indemnify, defend and hold the Lessee and the Commonwealth of Virginia harmless from and against any claims of injury resulting from the presence of friable asbestos or any other adverse environmental condition which is deemed hazardous to the health or safety or persons entering the building.

7.   UTILITIES:

Lessor shall provide, at Lessor's expense, all heating and air conditioning as conditions require, electricity, water, sewage and trash disposal, xxxxxxxxxxxxxxxx, to and for the demised premises during the initial term and any renewal terms. In the event that any one or more such utilities are not provided or are reduced, other than due to causes beyond the reasonable control of Lessor, and the failure to provide or reduction of same renders the demised premises unsuitable for the purpose and use for which the premises are leased, then Lessee, in addition to any other remedy available at law or equity, shall be entitled to deduct from the total rent, or any installment thereof, the per them rental for each day that the demised premises are rendered unsuitable due to the failure to provide or reduction of such utilities.

8.   ALTERATIONS BY LESSEE:

Lessee may make such alterations, modifications, additions and/or improvements upon or to the demised premises and may install or remove such fixtures and partitions as Lessee may deem proper; provided, however, that any structural alterations of the roof, foundation or exterior walls shall require the prior written consent of Lessor. All materials used in such alterations, modifications, additions or improvements, and all fixtures' and partitions made and/or installed by Lessee shall remain the property of Lessee and, upon termination of this lease, may, at Lessee's option, be removed.

9.   DAMAGE OR DESTRUCTION OF DEMISED PREMISES:

     (A) If the demised premises are damaged by fire or other casualty so as to render same, in the opinion of Lessee, untenantable for the purpose or use for which Lessee has leased same, this lease, and all obligations hereunder, shall immediately terminate upon Lessee's giving notice of that fact to Lessor by certified or registered mail, return receipt requested, as hereinafter provided.

     (B) If the demised premises are damaged by fire or other casualty, but not so as to render same untenantable, in the opinion of Lessee, for the purpose or use for which Lessee has leased the demised premises, upon being so notified by Lessee by certified or registered mail, return receipt requested, Lessor shall repair and restore within a reasonable time, at Lessor's expense, the demised premises to its former condition. La this event, the rent shall be adjusted on a pro rata basis for the period of such repair and restoration for that portion of the premises rendered untenantable for Lessee by the fire or other casualty. As used herein, the words "repair' and "restore" shall be deemed to mean and include replacement of broken, cracked or damaged glass or windows.

     (C) If Lessor fails to make or fails to complete repair and restoration of the demised premises within a reasonable time after Lessee provides notice pursuant to sub-paragraph 9(B), then Lessee, at its option, may either (a) immediately terminate this lease and all obligations hereunder, or (b) proceed to make, or cause to be made, such repair and restoration, at Lessor's expense, in which event, Lessee may deduct the cost of same from future rent installments as they become due and/or may collect such cost from Lessor in any manner provided by Law.

10.  RENEWAL OF LEASE:

     Unless otherwise terminated as herein provided, at the end of the initial term this lease shall automatically renew and continue in full force and effect from year to year ("renewal term") at the same rental, adjusted pro rata on an annual basis and due and payable in the same periodic installments as provided in paragraph 2, and subject to all terms, conditions, covenants, promises and agreements herein contained. Such year-to-year or renewal term shall continue to renew automatically unless terminated by either party in such manner and at such time as hereinafter provided for termination of the initial term.

11.  TERMINATION:

     (A) This lease and any renewal term of this lease may be terminated by either party only upon written notice to the other party by certified or registered mail, return receipt requested, at least three (3) months prior to the expiration of the initial term or any renewal term; otherwise, this lease shall renew and continue as provided in paragraph 10. In addition, during any renewal term, Lessee, at its option, may terminate this lease at any time upon at least three (3) months written notice to Lessor by certified or registered mail, return receipt requested.

     (B) Agencies of the Commonwealth of Virginia cannot expend funds unless appropriated by the Virginia General Assembly and may not obligate a future session of the Virginia General Assembly. Therefore, notwithstanding any provision in this lease to the contrary, if any session of the Virginia General Assembly fails to appropriate funds for the continuance of this lease or the federal government fails to appropriate or allocate sufficient funds for the purpose of continuation of this lease, the lease and all obligations hereunder shall automatically terminate upon depletion of the then currently appropriated or allocated funds.

     (C) Notwithstanding any provision in this lease to the contrary, if, by operation of law, the leasing agency designated in paragraph 3 shall cease to exist or it powers and authority are limited so as not to permit the continued use of the demised premises for the purpose and use for which same is leased, then this lease and all obligations of Lessee hereunder shall terminate.

12.  NOTICE:

     (A) Any and all notices affecting this lease may be served by the parties hereto, or by their duly authorized agents, as effectively as if same were served by any officer authorized by law to serve such notices. The return of such party, or its duly authorized agent, showing the time, place and manner of service of such notice shall have the same force and effect in any legal proceedings based thereon as a return of service by any officer authorized by law to serve such notice.

     (B) All notices required by law to be served upon and all notices permitted by this lease to be mailed to a party to this lease shall be served upon or mailed to, as the case may be, the following agents for each party who are hereby appointed and designated as such for the purpose of receiving all such notices:

     (1)  Lessor's agent shall be Clark Owen, Jr., President, whose address is
                                  --------------------------
     220 E. Main Street, Salem, Virginia 24153.
     ------------------------------------------

     (2)  Lessee's agent shall be Molly L. Rutledge, M. D., District Director,
                                  --------------------------------------------
     whose address is Roanoke County Salem Health Department, 105 E. Calhoun
                      ------------------------------------------------------
     Street, Salem, Virginia 241.53.
     -------------------------------

     Each party shall immediately notify the other party, in writing, of any change of agents, and no change of agents shall be effective until such notice is given.

     (C) Where under the terms of this lease a notice is required or permitted to be mailed by certified or registered mail, return receipt requested, and such notice is not mailed in such manner, the notice shall be effective if actually waived by the party, or its appointed agent, to whom the notice is directed.

13.  BINDING UPON SUCCESSORS:

     (A) This lease shall be binding upon the parties hereto and their successors in interests, including but not limited to heirs, assigns, purchasers at lien, deeds of trust, or mortgage foreclosure.

     (B) In the event of foreclosure of the Deed of Trust prior to the expiration of this Lease according to its terms, including any extensions and renewals thereof, Lender or any other successor in interest of the Landlord shall take title to the demised premises subject to the terms, covenants, agreements and conditions of this Lease, and Tenant's quiet and peaceful possession and enjoyment of the demised premises shall not be disturbed.

14.  ENTIRE AGREEMENT:

     This written Deed of Lease constitutes the entire, full and complete understanding and agreement of the parties, and all representations, conditions, statements, warranties, covenants, promises or agreements previously made or given by either party to the other are hereby expressly merged into this written Deed of Lease and shall be null, void. and without legal effect.

15.  MODIFICATION:

     Ms Deed of Lease shall not be modified, altered or amended except by written agreement executed by the parties hereto with the same formality as this agreement.

16.  PARAGRAPH HEADINGS:

     Headings to the paragraphs are mere catchwords and are illustrative only; they do not form a part of this lease nor are they intended to be used in construing same.

17.  ADDITIONAL PROVISIONS:

     This lease is subject to the terms, conditions, modifications, additions and/or deletions provided in the following designated attachments which are incorporated herein by reference: [Designate as "Attachment No. 1," etc. If none, state "NONE."]

18.  EXECUTION:

     Ms Deed of Lease shall not be effective or binding unless and until signed by both parties and, where required by law, approved by the Governor of Virginia pursuant to (S)2.1-504.2 of the Code of Virginia (1950), as amended.

     In WITNESS WHEREOF, the parties have affixed their signatures and seals.

                                   LESSOR:_______________________________
                                                  (Type or print name)

                                   By:___________________________________
                                                  (Signature) (Title)

                                   LESSEE: COMMONWEALTH OF VIRGINIA
                                   VIRGINIA DEPARTMENT OF HEALTH

                                   By:___________________________________
                                                  (Signature)


                                   ______________________________________
                                                  (Title)

COMMONWEALTH OF VIRGINIA

CITY / COUNTY OF Roanoke to-wit:
                 -------

     The foregoing Deed of Lease was acknowledge before me
     by Clarke Owen, Jr. on the 30th day of June, 1995 in the jurisdiction
        ----------------        ----        ----    --
     aforesaid

     My commission expires: January 31, 1996
                            ----------------

                                             ___________________________________
                                                         Notary Public

COMMONWEALTH OF VIRGINIA

CITY / COUNTY Roanoke to-wit:
              -------

     The foregoing Deed of Lease was acknowledge before me
     by Molly L. Rutledge on the 5/th/ day of July, 1995 in the jurisdiction
        -----------------        -----        ----    --
     aforesaid.

     My commission expires January 31, 1996
                           ----------------

                                             ___________________________________
                                                         Notary Public

RECOMMEND APPROVAL:                          RECOMMEND APPROVAL:

DIVISION OF ENGINEERING AND                  DEPARTMENT OF GENERAL SERVICES

BUILDINGS

By:________________________                  By:____________________________
          Director                                         Director
APPROVED BY THE GOVERNOR

     Pursuant to (S) 2.1-504.2 of the Code of Virginia (1950), as amended, and by the authority delegated to me under Executive Order _______________________, dated ___________ 19____, I hereby approve the acquisition of the demised premises pursuant to this Deed of Lease and the execution of this instrument for and on behalf of the Governor of Virginia.

                                             ___________________________________
                                              Secretary of Administration (Date)